EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
ANNOUNCES THIRD QUARTER 2008 RESULTS
     (Fort Smith, Arkansas, October 22, 2008) – Arkansas Best Corporation (Nasdaq: ABFS) today announced third quarter 2008 net income of $15.4 million, or $0.61 per diluted common share, compared to third quarter 2007 net income of $18.9 million, or $0.75 per diluted common share. Arkansas Best’s third quarter 2008 revenue was $495.8 million, compared to third quarter 2007 revenue of $486.0 million. “During a volatile and uncertain period in domestic and worldwide financial markets, Arkansas Best Corporation remains a stable, progressive company in a strong financial position,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer.
ABF Freight System, Inc.®
     ABF Freight System, Inc.®, the company’s largest subsidiary, had third quarter 2008 revenue of $476.3 million, essentially the same, on a per-day basis, as revenue in the third quarter of 2007. Third quarter 2008 operating income at ABF was $25.2 million compared to $28.5 million during the third quarter of 2007. ABF’s third quarter 2008 operating ratio was 94.7% versus an operating ratio of 93.9% in the third quarter of 2007. “The increase in ABF’s third quarter operating ratio reflected the effects of a deteriorating freight environment,” said Mr. Davidson. “However, ABF’s traditional focus on controlling costs and providing increased value to its customers helped reduce the margin erosion that would be expected during a period of economic decline,” said Mr. Davidson.
     “Compared to unusually high costs in the third quarter of last year, workers’ compensation claims experience had a favorable impact of 120 basis points on ABF’s third quarter 2008 operating ratio,” said Mr. Davidson. “On a year-to-date basis, workers’ compensation costs continue to be well below ABF’s ten-year historical average and had a favorable impact of 60 basis points on the operating ratio so far this year.”
     ABF’s third quarter 2008 total weight per day decreased by 5.1% versus last year. “In the first half of the year, ABF’s freight tonnage seemed to stabilize compared to 2007. However, during this year’s third quarter, tonnage levels decelerated for each month of the quarter as the freight environment weakened further,” said Mr. Davidson.

     Near the end of the third quarter, ABF announced additional service improvements in its Regional Performance Model (RPM®) that further reduced transit times in over 24,000 lanes.  Since the inception of its regional initiative, ABF has improved service in over 33,000 station-to-station lanes representing more than 40% of its North American network.  These service enhancements allow ABF to provide comprehensive and reliable service within the next-day and second-day LTL market.  “This dramatic expansion of our regional service, coupled with ABF’s best-in-class long-haul capabilities, allows one carrier to provide full North American coverage with the cargo care, web visibility, competitive costs, reliable transit times and personal attention that customers require to support their own businesses,” said Mr. Davidson.
     Total billed revenue per hundredweight was $27.75, an increase of 5.8% over last year’s third quarter figure of $26.22. “Though fuel-related costs and the associated fuel surcharge steadily declined throughout the quarter, fuel surcharge levels were still higher than those in the same period last year,” said Mr. Davidson. “As we’ve seen in recent quarters, revenue per hundredweight comparisons were affected by changes in ABF’s freight mix and shipment profile. For instance, during the third quarter, length of haul decreased by 3.1% due to handling a higher percentage of regional shipments. ABF’s total average weight per shipment increased as well. Both of these factors reduce the year-over-year revenue per hundredweight comparison.” ABF’s average increase on contract and deferred pricing agreements finalized during the third quarter was 2.4%.
     In a number of ways, Arkansas Best and ABF represent stability in today’s challenging economic environment:
•	Arkansas Best has virtually no debt and its prudent investment practices have resulted in a cash and short-term investments balance of over $231 million.

•	Arkansas Best has experienced no losses in the investment of its cash balances which currently reside in U.S. treasury funds, other government securities funds and FDIC-insured certificates of deposit.

•	ABF’s entire officer group averages twenty-six years of experience with the company. The knowledge and understanding gained from this record of longevity provide for stable and consistent leadership, especially during challenging and difficult times.

•	ABF also enjoys longevity throughout its managerial, professional and employee ranks and believes that its superior group of associates offers a competitive advantage, especially during turbulent times.

•	ABF has labor certainty and stability through its five-year labor contract that began on April 1, 2008. The terms of this agreement include a blended wage and fringe benefit annual cost increase of 3.8%. Under the provisions of this contract, any surcharges required by the 2006 Pension Protection Act will be included in the contractual contribution rate and should not increase ABF’s overall contribution obligation.

•	ABF has won the American Trucking Associations’ (ATA) Excellence in Claims/Loss Prevention Award an unprecedented four times. Recently, ABF’s third quarter and year-to-date 2008 cargo claim ratios, measures of net cash payouts to revenue, were both 0.63%. This represents an improvement over the previous year and an improvement when compared to the full-year 2007 cargo claim ratio, which was the lowest ABF had experienced in over twenty-five years.

•	ABF has won the prestigious ATA President’s Trophy for Safety an unprecedented five times. Recently, ABF’s third quarter 2008 Department of Transportation (“DOT”) recordable accidents per million road and city miles decreased by 9% versus the same period last year.
     “The current freight environment has now lasted for over two years. In addition, the rapid changes that have recently occurred in the credit markets appear to be the most dramatic our country has experienced in over seventy years. During a period of economic decline and financial upheaval, shippers and investors seek companies with financial strength, prudent management, operational stability and a sharp focus on increasing value in the marketplace,” said Mr. Davidson. “In the past, I’ve spoken about a ‘flight to quality.’ During times like these, that idea has never been more true.”
Conference Call
     Arkansas Best Corporation will host a conference call with company executives to discuss the 2008 third quarter results. The call will be today, Wednesday, October 22, at 12:00 Noon ET (11:00 a.m. CT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Friday, November 14, 2008. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 67261601. The conference call and playback can also be accessed, through Friday, November 14, on Arkansas Best’s Web site arkbest.com.

Company Description
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and nonunion employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.
     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
	(Unaudited)
	($ thousands, except share and per share data)
OPERATING REVENUES	$495,815	$486,039	$1,441,840	$1,377,555

OPERATING EXPENSES AND COSTS	470,323	457,853	1,377,514	1,312,275

OPERATING INCOME	25,492	28,186	64,326	65,280

OTHER INCOME (EXPENSE)
Interest and dividend income	1,492	1,477	4,759	4,023
Interest expense and other related financing costs	(206)	(290)	(881)	(885)
Other, net	(681)	601	(1,174)	1,575

	605	1,788	2,704	4,713

INCOME BEFORE INCOME TAXES	26,097	29,974	67,030	69,993

FEDERAL AND STATE INCOME TAXES
Current	8,469	12,318	28,709	26,491
Deferred	2,186	(1,260)	(1,821)	166

	10,655	11,058	26,888	26,657

NET INCOME	$15,442	$18,916	$40,142	$43,336

EARNINGS PER SHARE
Basic	$0.62	$0.76	$1.61	$1.75
Diluted	0.61	0.75	1.59	1.72

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,013,314	24,820,079	24,956,205	24,806,290
Diluted	25,382,786	25,137,398	25,275,024	25,137,140

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.45	$0.45

Note: Revenues for the three and nine months ended September 30, 2007 include reclassifications of $6.2 million and $16.9 million, respectively, associated with certain shipments involving third-party interline carriers and certain brokerage transactions where ABF retains the primary obligation to provide services to the customer. This revenue is now recorded on a gross basis, with expenses paid to the third-party carrier recorded in the “purchased transportation” category. Previously, this revenue was reported on a net basis whereby the expense of the third-party carrier was netted against revenue. The change had no impact on ABF’s operating income and a minimal impact on ABF’s operating ratio.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2008	2007
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$157,453	$93,805
Short-term investment securities	73,986	79,373
Accounts receivable, less allowances (2008 – $4,087; 2007 – $3,942)	148,414	141,565
Other accounts receivable, less allowances (2008 – $1,020; 2007 – $774)	7,651	8,963
Prepaid expenses	8,956	11,243
Deferred income taxes	36,602	36,585
Prepaid income taxes	1,952	3,699
Other	8,178	7,184

TOTAL CURRENT ASSETS	443,192	382,417

PROPERTY, PLANT AND EQUIPMENT
Land and structures	234,207	231,169
Revenue equipment	523,880	509,627
Service, office and other equipment	149,483	142,635
Leasehold improvements	21,163	19,794

	928,733	903,225
Less allowances for depreciation and amortization	469,790	437,087

	458,943	466,138

OTHER ASSETS	54,337	70,803

GOODWILL	63,960	63,991

	$1,020,432	$983,349

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS – continued

	September 30	December 31
	2008	2007
	(Unaudited)	Note
	($ thousands, except share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$13,113	$15,248
Accounts payable	66,596	60,341
Income taxes payable	3,540	2,414
Accrued expenses	161,876	166,631
Current portion of long-term debt	238	171

TOTAL CURRENT LIABILITIES	245,363	244,805

LONG-TERM DEBT, less current portion	1,498	1,400

PENSION AND POSTRETIREMENT LIABILITIES	48,476	48,859

OTHER LIABILITIES	19,428	25,093

DEFERRED INCOME TAXES	32,186	30,806

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2008: 26,696,446 shares; 2007: 26,549,038 shares	267	265
Additional paid-in capital	266,892	258,878
Retained earnings	486,181	457,536
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(22,089)	(26,523)

TOTAL STOCKHOLDERS’ EQUITY	673,481	632,386

	$1,020,432	$983,349

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2008	2007
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$40,142	$43,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,469	57,769
Other amortization	220	188
Pension settlement expense	1,540	1,336
Share-based compensation expense	4,523	3,526
Provision for losses on accounts receivable	1,210	1,064
Deferred income tax (benefit) provision	(1,821)	166
Gain on sales of assets	(2,994)	(2,745)
Excess tax benefits from share-based compensation	(657)	(683)
Changes in operating assets and liabilities:
Receivables	(6,842)	(18,984)
Prepaid expenses	2,287	2,727
Other assets	5,914	(1,420)
Accounts payable, taxes payable, accrued expenses and other liabilities (1)	2,764	6,691

NET CASH PROVIDED BY OPERATING ACTIVITIES	103,755	92,971

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases (1)	(45,425)	(76,327)
Proceeds from asset sales	14,984	7,404
Purchases of short-term investment securities	(80,386)	(230,695)
Proceeds from sales of short-term investment securities	85,004	224,650
Capitalization of internally developed software and other	(4,040)	(3,382)

NET CASH USED BY INVESTING ACTIVITIES	(29,863)	(78,350)

FINANCING ACTIVITIES
Payments on long-term debt	(175)	(1,273)
Net change in bank overdraft	(2,135)	1,446
Payment of common stock dividends	(11,497)	(11,360)
Purchases of treasury stock	—	(4,945)
Excess tax benefits from share-based compensation	657	683
Deferred financing costs	—	(800)
Proceeds from the exercise of stock options and other	2,906	2,685

NET CASH USED BY FINANCING ACTIVITIES	(10,244)	(13,564)

NET INCREASE IN CASH AND CASH EQUIVALENTS	63,648	1,057
Cash and cash equivalents at beginning of period	93,805	5,009

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$157,453	$6,066

(1)	Does not include $3.1 million and $3.7 million of equipment which was received but not yet paid for at September 30, 2008 and 2007, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2008		2007		2008		2007

	(Unaudited)
	($thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1, 2)	$476,323		$468,416		$1,383,592		$1,329,424
Other revenues and eliminations	19,492		17,623		58,248		48,131

Total consolidated operating revenues	$495,815		$486,039		$1,441,840		$1,377,555

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$271,138	56.9%	$277,539	59.3%	$802,652	58.0%	$809,203	60.9%
Supplies and expenses	94,023	19.7	75,444	16.1	272,911	19.7	215,955	16.2
Operating taxes and licenses	11,880	2.5	12,328	2.6	35,779	2.6	36,048	2.7
Insurance	5,652	1.2	6,746	1.4	15,899	1.1	16,412	1.2
Communications and utilities	3,689	0.8	3,936	0.8	11,381	0.8	11,574	0.9
Depreciation and amortization	18,302	3.8	18,744	4.0	55,319	4.0	55,430	4.2
Rents and purchased transportation(2)	45,759	9.6	44,045	9.4	124,227	9.0	118,567	8.9
Gain on sale of property and equipment	(671)	(0.1)	(941)	(0.2)	(2,997)	(0.2)	(2,741)	(0.2)
Other	1,375	0.3	2,118	0.5	4,835	0.4	4,232	0.3

	451,147	94.7%	439,959	93.9%	1,320,006	95.4%	1,264,680	95.1%

Other expenses and eliminations	19,176		17,894		57,508		47,595

Total consolidated operating expenses and costs	$470,323		$457,853		$1,377,514		$1,312,275

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$25,176		$28,457		$63,586		$64,744
Other income and eliminations	316		(271)		740		536

Total consolidated operating income	$25,492		$28,186		$64,326		$65,280

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

(2)	See note to Consolidated Statements of Income on page 5.

Rolling Twelve Months
Ended
September 30, 2008
FINANCIAL STATISTICS

After-Tax Return on Capital Employed (3)	8.4%

(3)	(net income + interest after tax) / (average total debt + average equity)

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended September 30			Nine Months Ended September 30
	2008	2007	% Change	2008	2007	% Change
Workdays	64.0	63.0		191.5	190.5
Billed Revenue (1)(2) / CWT	$27.75	$26.22	5.8%	$27.17	$25.74	5.6%
Billed Revenue (1)(2) / Shipment	$368.49	$336.69	9.4%	$356.99	$327.32	9.1%
Shipments	1,286,414	1,379,191	(6.7)%	3,886,612	4,067,421	(4.4)%
Tonnage (tons)	854,037	885,590	(3.6)%	2,553,033	2,586,551	(1.3)%
Tons/Day	13,344	14,057	(5.1)%	13,332	13,578	(1.8)%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

(2)	See note to Consolidated Statements of Income on page 5.
Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE